UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2012

CENTRAL FEDERAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-25045	34-1877137
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

2923 Smith Road, Fairlawn, Ohio	44333	(330) 666-7979
(Address of principal executive offices)	(Zip Code)	(Registrant’s Telephone Number)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

On December 20, 2012, the Company issued a press release announcing the election of Edward W. Cochran as a director of Central Federal Corporation and CFBank effective December 19, 2012. A copy of the press release is included as Exhibit 99 to this report.

There was no arrangement or understanding between Mr. Cochran and any other persons pursuant to which Mr. Cochran was selected as a director. Mr. Cochran was appointed to the Audit Committee and Proxy and Stock Option Plan Committee of the Board of Directors.

In connection with the Company’s registered public stock offering which was completed in August 2012, Mr. Cochran purchased 1,066,667 shares at $1.50 per share.

There are no material plans, contracts or arrangements (whether or not written) to which Mr. Cochran is a party or in which he participates requiring disclosure under this item.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99	Press release issued December 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Federal Corporation

Date: December 21, 2012	By:	/s/ Therese Ann Liutkus
Therese Ann Liutkus, CPA
Treasurer and Chief Financial Officer